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                                                                      EXHIBIT 5.

               Timothy P. Powell Signature Authorization Statement

     I, Timothy P. Powell, do hereby designate and appoint Edward K. Andrew my duly authorized agent, attorney and representative for the purpose of, and with full power and authority to, sign my name to the Schedule 13D to be filed with the Securities and Exchange Commission that is required to be filed in connection with my acquisition of common stock of Electronic Transmission Corporation. This authorization shall include the authority to so sign my name on any amendments thereto.

Executed this 11th day of March 2002.


          /s/ Timothy P. Powell
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Timothy P. Powell


Witness:

          /s/  Cheryle Gilley
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Name:  Cheryle Gilley
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